عقد إيجار أرض

المؤجر: مؤسسة دبي العقارية

تاريخ الطباعه	: 2023-10-19	رقم الموظف	: 184
اسم المستأجر	: (الشعلة المضيئة لتوزيع الغاز(ش.ذ.م.م		
رقم إيجاري	:		
رقم العقد	: 9877	رقم المستأجر	: 49374
رقم الهاتف	: 971502114378	ص.ب	: 26111
بريد الإلكتروني	: alsholadubai@gmail.com		
من	: 26.07.2023	رقم الأرض	: 0987-1006
الى	: 25.03.2024	المنطقه	: AL LAYAN1
قيمة العقد	: 13346.93	النشاط	: مستودع غاز
سعر ايجار القدم المربع	: 2.00	جديد/ تجديد	: جديد
الأيجار السنوي	: 20,020.42	رقم الوحده	: L9161
المساحه (ق2)	: 10,010.21	مدة الأنتفاع	: 25.07.2033
مدة السماح (شهر)	: 24	الخصم	:
تاريخ تعديل الأيجار	: 25.07.2028	تأمين مسترد	: 20000.00

ملاحظة: تفرض المؤسسة رسوم20% على عقود الإيجار من الباطن في المناطق المسموح بها فقط ويتوجب على المستأجر سداد رسوم تأجير من باطن و تقديم عقد الإيجار من الباطن خلال مهلة أقصاها 7 أيام من تاريخ توقيع عقد الإيجار من الباطن.

تفرض غرامة قدرها **5000** درهم في حال تقديم أية معلومات غير صحيحة عن الإيجار من الباطن ويعتبر العنوان الوارد أعلاه معتمد ويتم الاخطار عليه ولا يمكن تعديله الا كتابة.

الأحكام والشروط:

١. يجوز بموافقة المؤجر الخطية والمسبقة تمديد الفترة الإجمالية للانتفاع بالعين المؤجرة المشار إليها في مقدمة هذا العقد ما لم يتم تغيير استعمالات الأراضي وتصنيف المناطق من قبل الجهات المعنية في الإمارة.

٢. تستمر القيمة الايجارية السنوية المحددة في بداية هذا العقد ثابتة حتى تاريخ تعديل الايجار المحدد في بيانات العقد أعلاه.

٣. عند انتهاء مدة الانتفاع أو في حال فسخ العقد قبل انتهاء مدة الانتفاع، فإن جميع الإنشاءات الثابتة المقامة سابقا او التي أقامها المستأجر على الأرض المؤجرة تؤول ملكيتها للمؤجر وتصبح تابعة للمأجور وجزءا لا يتجزأ منه ولا يحق للمستأجر مطالبة المؤجر بأي تعويض لهذه الغاية من أي نوع كان.

٤. يتوجب على المستأجر تجديد عقد الإيجار وتسديد قيمة الإيجار السنوي خلال فترة أقصاها ستين (٦٠) يوماً من تاريخ انتهاء مدة الإيجار، في حال تأخر المستأجر عن تجديد العقد، ومع الاحتفاظ بكافة الحقوق الأخرى العائدة للمؤجر بما فيها حق فسخ العقد، يترتب على المستأجر أن يسدد إلى المؤجر تعويض متفق عليه بواقع (٥%) من قيمة الإيجار السنوي.

٥. إضافة إلى التزامه بدفع قيمة الإيجار المنصوص عليها في هذا العقد، يلتزم المستأجر بما يلي:

أ- أن ينفذ على نفقته الخاصة على الأرض محل العقد الأعمال المتعلقة بالإنشاء والتركيب وإتمام إقامة كافة المنشآت ذات العلاقة من مبان وتجهيزات (ويشار إليها فيما يلي بـ "الأعمال") خلال المدة المتفق عليها مع المؤجر وأن يبقيها دائماً في حالة جيدة ومتوافقة مع المخططات والمواصفات المعتمدة من المؤجر والتي يقوم المؤجر بالإبلاغ عنها للمستأجر من وقت لآخر.

ب- أن يسدد مبلغ التأمين المذكور أعلاه عند التوقيع على العقد الحاضر ضمانة لإنجاز أعمال البناء خلال المدة المتفق عليها مع المؤجر ويسترد مبلغ التأمين بعد صدور شهادة إنجاز المبنى من بلدية دبي. وفي حال عدم إنجاز أعمال البناء خلال المدة المتفق عليها، يصادر مبلغ التأمين لصالح المؤجر وذلك مع احتفاظ المؤجر بكافة حقوقه الأخرى.

ت- أن لا يتنازل أو يحول إلى الغير أو يرهن أو يؤجر من الباطن أو أن يسمح للغير بمشاركته كل أو أي جزء من الأرض إلا بموافقة خطية مسبقة من المؤجر.

ث- في حال كان المستأجر شخصية اعتبارية لا يجوز حصول أي تغيير في الشركاء أو في الشركة دون موافقة المؤجر الخطية والمسبقة.

ج- أن يدفع كافة الرسوم والضرائب الحكومية والنفقات الواجبة طبقاً للقوانين واللوائح والأنظمة المطبقة في أمارة دبي بما فيها الضريبة على القيمة المضافة (ان وجدت)

ح- أن يكون حائزا وبشكل مستمر على رخص من الدائرة الاقتصادية في دبي سارية المفعول تخوله ممارسة أنشطة اقتصادية تشمل أغراض التخصيص المنصوص عليها في هذا العقد.

ع- أن يدفع كافة نفقات استهلاك الكهرباء والماء والوقود والغاز وما شابهها.

د- أن يحافظ في كافة الأوقات خلال مدة التعاقد على إقامة سور حول الأرض بطريقة جيدة ترضي المؤجر ويوافق عليها وأن يصلح ويصون وينظف ويدعم السور إذا لزم الأمر – بناء على موافقة المؤجر – وأن يعيد بناء أو إنشاء أو استبدال المنشآت المتهالكة على الأرض وعلى أي جزء منها وكافة الإضافات والتحسينات وكذلك كافة التركيبات والتجهيزات والأسطح والجدران والأسوار والطرق والأفنية والساحات والمجاري والأنابيب وملحقاتها.

ذ- يوافق المستأجر على أن يسمح لمندوبي المؤجر ومندوبي دوائر الخدمات بالدخول للأرض والمباني المقامة عليها وأن لا يعيق عمل المندوبين المشار إليهم بأي شكل من الأشكال.

ر- أن لا يقوم ولا يسمح بعمل أو تنفيذ أي تغيير أو إضافة مهما كانت في الأرض أو المباني المقامة على الأرض أو أن لا ينشئ مبنى جديداً أو مبان عليها دون موافقة خطية مسبقة من بلدية دبي – إدارة التخطيط والمساحة والمؤجر، وفي حالة منح تلك الموافقة، يلتزم المستأجر بأن ينفذ تلك التغييرات أو الإضافات طبقاً للمخططات والمواصفات التي تمت الموافقة عليها من قبل إدارة التخطيط والمساحة ببلدية دبي.

ز- أن لا يستخدم الأرض أو المنشآت المقام عليها في غير أغراض التخصيص المحددة في هذا العقد وأن لا يسمح باستخدامها لأغراض خطيرة أو مزعجة أو في أي مهنة أو صناعة تخالف القانون أو لأي سبب قد يعتبر مصدراً للإزعاج لأصحاب أو شاغلي المنشآت المجاورة أو التي تعتبر في رأي المؤجر ضارة في استعماله للمنطقة أو للمنشآت المحيطة وأن تظل الأرض والمباني والمنشآت المقامة عليها خالية من أي تلوث من أي نوع.

س- أن يضمن معالجة المخالفات والنفايات (مهما كانت طبيعتها) بطريقة مناسبة قبل التخلص منها وأن يتخذ الاحتياطات اللازمة لضمان عدم سكب أي منها في المجاري أو الأنابيب التي تخص أو تستخدم في الأرض والمباني والمنشآت المقامة عليها لكي لا تتآكل أو تسبب بأي طريقة ضرراً أو تلوثاً للمياه.

ش- أن يقوم بإبرام عقود تأمين صادرة عن شركات ضمان من الشركات التي لها مكانتها في الدولة بشروط وأحكام مقبولة من المؤجر ضد الحريق وكافة المخاطر الأخرى يغطي المباني والمنشآت المقامة على الأرض بالإضافة إلى تأمين يشمل المسؤولية تجاه الغير تبقى سارية طيلة مدة العقد. ويتوجب على المستأجر أن يقدم إلى المؤجر نسخاً عن عقود التأمين المطلوبة عند تجديد عقد الإيجار عند الاقتضاء.

ص- أن يقوم بالالتزام بكافة القوانين والأنظمة السارية المفعول بها في إمارة دبي لا سيما الأنظمة المتعلقة بالصحة والسلامة والبيئة الصادرة عن بلدية دبي.

ض- أن يعوض المؤجر عن كافة المطالبات والأضرار والخسائر والمسؤوليات والدعاوى والرسوم والمصاريف التي يتكبدها المؤجر من جراء (١) مخالفة المستأجر لأي من أحكام وشروط العقد الحاضر والقوانين المرعية الإجراء، أو (٢) أي ضرر للممتلكات أو أذى أو ضرر أو وفاة أي شخص يكون ناتجاً عن المباني أو المنشآت المقامة على الأرض أو عن أي فعل أو عمل أو إهمال من قبل المستأجر أو أي من عماله أو زائريه.

٦. يجوز للطرف الأول (المؤجر) أن يفسخ العقد قبل انتهاء مدته دون الحاجة لأي إنذار أو مراجعة قضائية دون استحقاق المستأجر لأي تعويض وذلك في أي من الحالات التالية:

ا- في حالة تخلف المستأجر عن دفع القيمة الإيجارية كلياً أو جزئياً لمدة تزيد على تسعين (٩٠) يوماً من تاريخ الاستحقاق.

ب- في حالة مخالفة المستأجر خلال مدة العقد لأي من التزاماته المنصوص عليها في العقد الراهن ومنها على سبيل المثال لا الحصر التنازل عن الأرض أو التأجير من الباطن دون موافقة المؤجر وعجزه أو امتناعه عن معالجة هذه المخالفة أو المخالفات خلال مدة ستين (٦٠) يوماً من تاريخ الإخطار الخطي الموجه إليه من المؤجر بهذا الشأن.

ت- إذا كان المؤجر شخصية اعتبارية وانتهت مدتها ولم يتم تجديدها طبقاً للقانون أو إذا تعرضت الشركة للتصفية قبل انتهاء مدتها أو في حالة إشهار إفلاس المستأجر.

ث- في حال حدوث أي من الحالات المذكورة أعلاه، يحق للمؤجر أو أي شخص أو أشخاص مفوضين حسب الأصول في هذا الشأن أن يدخلوا ويستردوا دون نزاع الأرض وكافة المباني والإنشاءات الأخرى الثابتة المقامة عليها. ويحق للمؤجر في هذه الحالة بيع أو التصرف في كل أو أي من المباني والمنشآت الأخرى والتركيبات والتجهيزات المقامة على الأرض وكل أو أي أصول أخرى تخص المستأجر داخل الأرض المقامة عليها واستلام القيمة الإيجارية وأية مبالغ أخرى مستحقة على المستأجر.

ج- في حال تخلف المستأجر عن إنهاء أعمال البناء على الأرض والحصول على شهادة الإنجاز خلال المدة المتفق عليها مع المؤجر.

٧. في حالة عدم رغبة المؤجر بتمديد الفترة الإجمالية للانتفاع بالعين المؤجرة لفترة أخرى إضافية، يلتزم المؤجر بتقديم إخطار خطي بذلك مدته سنة كاملة تبدأ من تاريخ انتهاء الفترة الإجمالية للانتفاع بالعين المؤجرة المشار إليها في هذا العقد.

٨. يجوز للمستأجر الامتناع عن تجديد سريان العقد خلال الفترة الإجمالية المحددة للانتفاع بالعين المؤجرة وذلك بموجب إخطار خطي يوجهه إلى المؤجر قبل ثلاثة أشهر من تاريخ انتهاء مدة العقد أو أي تمديد له.

٩. في حالة رجوع شيك من البنك لأي سبب أو طلب المستأجر بسحب "استبدال" الشيك أو تأجيله يتحمل المستأجر سداد مبلغ خمسمائة (٥٠٠) درهم لتغطية المصاريف الإدارية بشرط أن يكون طلب المستأجر بسحب الشيك قبل تاريخ استحقاقه بسبعة أيام على الأقل.

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